Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

QuickLogic Corporation
Sunnyvale, California
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of QuickLogic Corporation of our reports dated March 5, 2015, relating to the consolidated financial statements, the effectiveness of QuickLogic Corporation’s internal control over financial reporting, and financial statement schedule of QuickLogic Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 28, 2014.

/s/ BDO USA, LLP

San Jose, California
November 16, 2015